UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2009

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).

Election of Director

On August 28, 2009, upon the recommendation of the Corporate Governance and Nominating Committee of SeaChange International, Inc. (“SeaChange”), the Board of Directors of SeaChange (the “Board”) elected ReiJane Huai as a Class I Director of SeaChange.

Mr. Huai has served as the president and chief executive officer of FalconStor Software, Inc. (NASDAQ: FALC) (“FalconStor”) and its predecessor since December 2000, and has served as chairman of the board of FalconStor since August 2001. Mr. Huai also served as a director of FalconStor’s predecessor from July 2000 to August 2001. Mr. Huai previously served as executive vice president and general manager, Asia, for CA, Inc. (formerly Computer Associates International, Inc.). Mr. Huai joined CA in 1996 with its acquisition of Cheyenne Software, Inc., a provider of data storage software solutions, where he was president and chief executive officer. SeaChange has issued a press release regarding Mr. Huai’s election, a copy of which is furnished with this report as Exhibit 99.1.

At the time of Mr. Huai’s election to the Board, the Compensation Committee of the Board granted Mr. Huai restricted stock units for 16,000 shares of Common Stock, $.01 par value, of SeaChange, to be vested at the rate of 33.33% on each of the first and second anniversary of August 28, 2009, with the balance to be vested on the third anniversary of August 28, 2009.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description
99.1	Press release issued by SeaChange International, Inc., dated September 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: September 3, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by SeaChange International, Inc., dated September 3, 2009.